                                                                    Exhibit 24.2

                           CERTIFICATE OF RESOLUTIONS

         I, Bobby W. Page, Secretary of Costilla Energy, Inc. a Delaware Corporation, do hereby certify that the Board of Directors of Costilla Energy, Inc., duly adopted the following resolutions on March 19,1998.

         RESOLVED, that the directors and officers of the Company are hereby authorized and directed to execute and deliver a Power of Attorney to Cadell S. Liedtke, Michael J. Grella and Bobby W. Page in the following form:

         "KNOW ALL MEN BY THESE PRESENTS, the undersigned, being certain of the Officers and all of the Directors of Costilla Energy, Inc. (the "Company"), a Delaware Corporation, do hereby constitute and appoint Cadell S. Liedtke, Michael J. Grella and Bobby W. Page, or any one of them, with full power of substitution, our true and lawful attorneys and agents, to do any and all acts and things in our names in the capacities indicated which Cadell S. Liedtke, Michael J. Grella and Bobby W. Page, or any one of them, may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulation and requirements of the Securities and Exchange Commission in connection with the Company's Annual Report on Form 10-K for the year ended December 31, 1997, including specifically, but not limited to, the power and authority to sign such Form 10-K which are required under federal securities laws for us, or any of us, in our names in the capacities indicated; and we do hereby ratify and confirm all that Cadell S. Liedtke, Michael J. Grella and Bobby W. Page, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, and each such counterpart shall be considered an original hereof."; and

         RESOLVED FURTHER, that the officers of the Company are hereby authorized and directed to take all such further action as they may deem advisable in order to carry out the intent and purposes of the foregoing resolution.

         IN WITNESS WHEREOF, I have hereunto set my hand on behalf of this corporation this 19th day of March, 1998.

                                             \s\ Bobby W. Page
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                                        BOBBY W. PAGE, Secretary